Exhibit 99.2

FINAL FOR RELEASE

CHARLES RIVER ASSOCIATES (CRA)

FIRST-QUARTER FISCAL YEAR 2017

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held May 4, 2017 at 9:00 a.m. ET. These prepared remarks will not be read on the call.

Q1 Fiscal 2017 Summary (Quarter ended April 1, 2017)

•                  Revenue and non-GAAP revenue: $88.2 million

•                  Net income: $2.9 million, or 3.2% of revenue; Non-GAAP net income: $2.9 million, or 3.3% of revenue

•                  Earnings per diluted share and non-GAAP earnings per diluted share: $0.33

•                  Operating margin and non-GAAP operating margin: 5.6%

•                  Effective tax rate: 38.6%; Non-GAAP effective tax rate: 38.2%

•                  Utilization: 72%

•                  Cash and cash equivalents: $21.8 million at April 1, 2017

•                  Non-GAAP Adjusted EBITDA: $13.8 million, or 15.7% of non-GAAP revenue

•                  Consultant headcount at the end of Q1 of fiscal 2017: 627, which consisted of 126 officers, 340 other senior staff, and 161 junior staff

Revenue

Revenue was $88.2 million for Q1 of fiscal 2017, compared with revenue of $80.9 million for Q1 of fiscal 2016. Revenue for Q1 of fiscal 2017 included zero contribution from GNU (our subsidiary formerly known as “NeuCo”). Revenue for Q1 of fiscal 2016 included $0.7 million from GNU. Non-GAAP revenue was $88.2 million for Q1 of fiscal 2017, compared with non-GAAP revenue of $80.2 million for Q1 of fiscal 2016.

Headcount

The following table outlines our consultant headcount at the end of the stated quarters:

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016
Officers	126	119	115	117	118
Other Senior Staff	340	270	270	254	261
Junior Staff	161	151	156	122	120
Total	627	540	541	493	499

Utilization

Companywide utilization in Q1 of fiscal 2017 was 72%, compared with 75% in Q1 of fiscal 2016.

Gross Margin

Gross margin in Q1 of fiscal 2017 was 29.0%, compared with 31.4% in Q1 of fiscal 2016. Non-GAAP gross margin in Q1 of fiscal 2017 was 29.0%, compared with 31.2% in Q1 of fiscal 2016. Client reimbursable expenses, on a GAAP and non-GAAP basis, were 10.4% of revenue in Q1 of fiscal 2017, compared with 9.9% of revenue on a GAAP basis and 10.0% on a non-GAAP basis in Q1 of fiscal 2016.

SG&A Expenses

For Q1 of fiscal 2017, SG&A expenses were $18.7 million, or 21.2% of revenue, compared with SG&A expenses of $19.2 million, or 23.8% of revenue, in Q1 of fiscal 2016. Non-GAAP SG&A expenses were $18.7 million, or 21.2% of non-GAAP revenue, in Q1 of fiscal 2017, compared with $18.4 million, or 22.9% of non-GAAP revenue, in Q1 of fiscal 2016.

Commissions to non-employee experts are included in SG&A. On a GAAP and non-GAAP basis, these commissions represented 3.1% of revenue in Q1 of fiscal 2017 and 3.9% and 4.0% on a GAAP and non-GAAP basis, respectively, for Q1 of fiscal 2016. Excluding these commissions, non-GAAP SG&A expenses were 18.1% of non-GAAP revenue in Q1 of fiscal 2017 and 19.0% of non-GAAP revenue in Q1 of fiscal 2016.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense was $2.0 million for Q1 of fiscal 2017, compared with $1.9 million for Q1 of fiscal 2016.

Share-Based Compensation Expense

On a GAAP and non-GAAP basis, share-based compensation expense was $1.7 million for Q1 of fiscal 2017, compared with $1.6 million for Q1 of fiscal 2016. This equates to 1.9% of both GAAP and non-GAAP revenue in Q1 of fiscal 2017, compared with 2.0% and 2.1% of GAAP and non-GAAP revenue, respectively, in Q1 of fiscal 2016.

Operating Income

Operating income was $4.9 million, or 5.6% of revenue, in Q1 of fiscal 2017, compared with operating income of $4.3 million, or 5.3% of revenue, in Q1 of fiscal 2016. Non-GAAP operating income was $5.0 million, or 5.6% of non-GAAP revenue, for Q1 of fiscal 2017, compared with $4.7 million, or 5.9% of non-GAAP revenue, for Q1 of fiscal 2016.

Interest and Other Expense, net

In Q1 of fiscal 2017, interest and other expense was $303,000 on both a GAAP and non-GAAP basis. This compares with interest and other expense of $141,000 on a GAAP basis and $134,000 on a non-GAAP basis for Q1 of fiscal 2016.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q1		Q1
	2017	2016	2017	2016
Tax Provision	$1,778	$1,946	$1,778	$1,946
Effective Tax Rate	38.6%	46.5%	38.2%	42.3%

Net Income

Net income for Q1 of fiscal 2017 was $2.9 million, or 3.2% of revenue, or $0.33 per diluted share, compared with net income of $2.4 million, or 3.0% of revenue, or $0.27 per diluted share, for Q1 of fiscal 2016. Non-GAAP net income for Q1 of fiscal 2017 was $2.9 million, or 3.3% of non-GAAP revenue, or $0.33 per diluted share, compared with $2.7 million, or 3.3% of non-GAAP revenue, or $0.30 per diluted share, for Q1 of fiscal 2016.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for Q1 of fiscal 2017 was $13.8 million, or 15.7% of non-GAAP revenue, compared with $12.7 million, or 15.8% of non-GAAP revenue, for Q1 of fiscal 2016.

See the exhibit to CRA’s press release and the information provided below under the heading “Non-GAAP Financial Measures” for more details regarding the calculation of non-GAAP Adjusted EBITDA.

Constant Currency Basis

On a constant currency basis relative to Q1 of fiscal 2016, Q1 of fiscal 2017 GAAP and non-GAAP revenue would have increased by $2.1 million to $90.3 million; GAAP and non-GAAP net income would have increased by $0.4 million to $3.3 million, or 3.7% of revenue, or by approximately $0.05 per diluted share to $0.38 per diluted share; and Q1 of fiscal 2017 non-GAAP Adjusted EBITDA would have increased by $0.6 million to $14.4 million, or 15.9% of non-GAAP revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at April 1, 2017 were $104.6 million, compared with $88.8 million at April 2, 2016. Current liabilities at April 1, 2017 were $81.8 million, compared with $65.8 million at April 2, 2016.

Total DSO in Q1 of fiscal 2017 were 104 days, consisting of 63 days of billed and 41 days of unbilled. This compares with 98 days we reported in Q1 of fiscal 2016, consisting of 59 days of billed and 39 days of unbilled. Total DSO in Q4 of fiscal 2016 were 102 days, consisting of 73 days of billed and 29 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $21.8 million at April 1, 2017 compared with $22.6 million at April 2, 2016.

Capital expenditures totaled $0.8 million in Q1 of fiscal 2017, compared with $5.1 million in Q1 of fiscal 2016.

During Q1 fiscal 2017 and Q1 fiscal 2016, no shares of common stock were repurchased under the share repurchase program.

In Q1 fiscal 2017 we borrowed on our line of credit in the amount of $6.0 million.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in these remarks and accompanying financial tables non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU123 Liquidating Corporation (“GNU”) formerly known as “NeuCo,” certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, is important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the first quarter of fiscal 2017 and the first quarter of fiscal 2016, CRA has excluded GNU’s results. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; goodwill impairment charges; other income (expense), net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, CRA also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in these remarks its GAAP and non-GAAP revenue, net income, net income margin, and earnings per diluted share, and its Adjusted EBITDA and Adjusted EBITDA margin for the first quarter of fiscal 2017 on a constant currency basis relative to the first quarter of fiscal 2016.

A reconciliation between the historical GAAP and non-GAAP financial measures presented in these remarks is provided in CRA’s first-quarter fiscal 2017 press release posted to CRA’s website at http://www.crai.com and in the financial tables below.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED APRIL 1, 2017 COMPARED TO THE QUARTER ENDED APRIL 2, 2016

(In thousands, except per share data)

	Quarter Ended April 1, 2017					Quarter Ended April 2, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(GNU) (1)	Results	Revenues	Results	Revenues	(GNU) (1)	Results	Revenues

Revenues	$88,171	100.0%	$—	$88,171	100.0%	$80,912	100.0%	$737	$80,175	100.0%
Costs of services	62,581	71.0%	—	62,581	71.0%	55,515	68.6%	328	55,187	68.8%
Gross profit	25,590	29.0%	—	25,590	29.0%	25,397	31.4%	409	24,988	31.2%

Selling, general and administrative expenses	18,716	21.2%	52	18,664	21.2%	19,221	23.8%	822	18,399	22.9%
Depreciation and amortization	1,963	2.2%	—	1,963	2.2%	1,850	2.3%	—	1,850	2.3%
Income (loss) from operations	4,911	5.6%	(52)	4,963	5.6%	4,326	5.3%	(413)	4,739	5.9%

Interest and other expense, net	(303)	-0.3%	—	(303)	-0.3%	(141)	-0.2%	(7)	(134)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	4,608	5.2%	(52)	4,660	5.3%	4,185	5.2%	(420)	4,605	5.7%
Provision for income taxes	(1,778)	-2.0%	—	(1,778)	-2.0%	(1,946)	-2.4%	—	(1,946)	-2.4%
Net income (loss)	2,830	3.2%	(52)	2,882	3.3%	2,239	2.8%	(420)	2,659	3.3%
Net loss attributable to noncontrolling interests, net of tax	23	0.0%	23	—	0.0%	184	0.2%	184	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$2,853	3.2%	$(29)	$2,882	3.3%	$2,423	3.0%	$(236)	$2,659	3.3%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.34			$0.34		$0.27			$0.30
Diluted	$0.33			$0.33		$0.27			$0.30

Weighted average number of shares outstanding:
Basic	8,419			8,419		8,871			8,871
Diluted	8,621			8,621		8,927			8,927

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED APRIL 1, 2017 COMPARED TO THE FISCAL QUARTER ENDED APRIL 2, 2016

(In thousands)

	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	April 1, 2017	Revenues	(GNU) (1)	April 1, 2017	Revenues	April 2, 2016	Revenues	(GNU) (1)	April 2, 2016	Revenues

Revenues	$88,171	100.0%	$—	$88,171	100.0%	$80,912	100.0%	$737	$80,175	100.0%

Net income (loss) attributable to CRA International, Inc.	$2,853	3.2%	$(29)	$2,882	3.3%	$2,423	3.0%	$(236)	$2,659	3.3%
Net loss attributable to noncontrolling interests, net of tax	(23)	0.0%	(23)	—	0.0%	(184)	-0.2%	(184)	—	0.0%
Net income (loss)	2,830	3.2%	(52)	2,882	3.3%	2,239	2.8%	(420)	2,659	3.3%
Interest expense, net	112	0.1%	—	112	0.1%	107	0.1%	7	100	0.1%
Provision for income taxes	1,778	2.0%	—	1,778	2.0%	1,946	2.4%	—	1,946	2.4%
Depreciation and amortization	1,963	2.2%	—	1,963	2.2%	1,850	2.3%	—	1,850	2.3%
EBITDA	6,683	7.6%	(52)	6,735	7.6%	6,142	7.6%	(413)	6,555	8.2%
Share-based compensation expenses	1,653	1.9%	—	1,653	1.9%	1,649	2.0%	—	1,649	2.1%
Amortization of forgivable loans	5,243	5.9%	—	5,243	5.9%	4,454	5.5%	—	4,454	5.6%
Other expense, net	191	0.2%	—	191	0.2%	34	0.0%	—	34	0.0%
Adjusted EBITDA	$13,770	15.6%	$(52)	$13,822	15.7%	$12,279	15.2%	$(413)	$12,692	15.8%

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 1,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$21,819	$53,530
Accounts receivable and unbilled, net	104,604	91,789
Other current assets	23,666	25,192
Total current assets	150,089	170,511

Property and equipment, net	36,246	36,381
Goodwill and intangible assets, net	98,890	77,449
Other assets	36,995	39,301
Total assets	$322,220	$323,642

Liabilities and shareholders’ equity
Current liabilities	$81,794	$94,100
Long-term liabilities	25,119	21,659
Total liabilities	106,913	115,759

Total shareholders’ equity	215,307	207,883
Total liabilities and shareholders’ equity	$322,220	$323,642

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	April 1,	April 2,
	2017	2016
Operating activities:
Net income	$2,830	$2,239
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	5,221	6,387
Accounts receivable and unbilled services	(9,596)	(2,941)
Working capital items, net	(18,826)	(15,645)
Net cash used in operating activities	(20,371)	(9,960)

Investing activities:
Consideration relating to acquisitions, net	(16,163)	—
Purchase of property and equipment	(823)	(5,073)
Net cash used in investing activities	(16,986)	(5,073)

Financing activities:
Issuance of common stock, principally stock option exercises	1,266	—
Payments on notes payable	—	(75)
Borrowings under line of credit	6,000	—
Cash paid on dividend equivalents	(24)	—
Cash dividend paid to shareholders	(1,188)	—
Excess tax benefits from share based compensation	—	32
Tax withholding payments reimbursed by restricted shares	(703)	(490)
Repurchase of common stock	—	(296)

Net cash provided by (used in) financing activities	5,351	(829)

Effect of foreign exchange rates on cash and cash equivalents	295	304

Net decrease in cash and cash equivalents	(31,711)	(15,558)
Cash and cash equivalents at beginning of period	53,530	38,139

Cash and cash equivalents at end of period	$21,819	$22,581

Noncash investing and financing activities:
Issuance of common stock for acquired business	$3,000	$—
Purchases of property and equipment not yet paid for	$512	$2,022
Purchases of property and equipment paid by a third party	$153	$—
Supplemental cash flow information:

Cash paid for income taxes	$281	$281
Cash paid for interest	$78	$155